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                                                            EXHIBIT NO. 21

         SUBSIDIARIES OF WISCONSIN CENTRAL TRANSPORTATION CORPORATION


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                                       Jurisdiction of      Name Under Which
            Subsidiary                 Incorporation          Does Business
            ----------                 -------------          -------------

Wisconsin Central Ltd.                   Illinois     Wisconsin Central Ltd.

WCL Railcars, Inc.                       Illinois     WCL Railcars, Inc.

Sault Ste. Marie Bridge Company          Michigan     Sault Ste. Marie Bridge Company

Fox Valley & Western Ltd.                Illinois     Fox Valley & Western Ltd.

Wisconsin Central International, Inc.    Delaware     Wisconsin Central International, Inc.

WC Canada Holdings, Inc.                 Canada       WC Canada Holdings, Inc.

Algoma Central Railway Inc.              Canada       Algoma Central Railway Inc.

Wisconsin Central International, B.V.    Netherlands  Wisconsin Central International, B.V.

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